Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

GraphOn Corporation
Santa Cruz, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-107336, 333-88255, 333-40174 and 333-119402) of
GraphOn Corporation of our report dated March 30, 2007, relating to the consolidated financial statements, which appear in this Form 10-KSB.


/s/ Macias Gini & O'Connell LLP
Macias Gini & O'Connell LLP
Sacramento, California


March 30, 2007